SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. _____)

Filed by the Registrant                                     [X]
Filed by Party other than the Registrant                    [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              AETRIUM INCORPORATED
                (Name of Registrant as Specified In Its Charter)
                         -------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1    Title of each class of securities to which transaction applies:

2    Aggregate number of securities to which transaction applies:

3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4    Proposed maximum aggregate value of transaction:

5    Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1    Amount Previously Paid:

          2    Form, Schedule or Registration Statement No.:

          3    Filing Party:

          4    Date Filed:

                              AETRIUM INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 19, 1998


     The Annual Meeting of the Shareholders (the "Annual Meeting") of Aetrium Incorporated, a Minnesota corporation (the "Company"), will be held at the Company's corporate headquarters at 2350 Helen Street, North St. Paul, Minnesota, beginning at 4:00 p.m. on Tuesday, May 19, 1998, for the following purposes:

     1. To elect six (6) persons to serve as directors until the next Annual Meeting of the Shareholders or until their respective successors shall be elected and qualified;

     2. To consider and act upon a proposal to amend the Company's Restated Articles of Incorporation to increase the number of the Company's authorized shares of common stock, $.001 par value, from 16,000,000 to 30,000,000 shares; and

     3. To transact such other business as may properly come before the meeting.

     The record date for determination of the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof is the close of business on March 26, 1998.

     Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                  By Order of the Board of Directors


                                  /s/ Darnell L. Boehm


                                  Darnell L. Boehm
                                  CHIEF FINANCIAL OFFICER AND SECRETARY

April 1, 1998
North St. Paul, Minnesota

                              AETRIUM INCORPORATED
                                2350 HELEN STREET
                         NORTH ST. PAUL, MINNESOTA 55109
                                 (612) 704-1800


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 19, 1998


                                  INTRODUCTION

         The Annual Meeting of the Shareholders of Aetrium Incorporated, a Minnesota corporation (the "Company"), will be held at the Company's corporate headquarters at 2350 Helen Street, North St. Paul, Minnesota, beginning at 4:00 p.m. on Tuesday, May 19, 1998.

         A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Common Stock of the Company, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees for directors listed in this Proxy Statement. Abstentions from such proposals are treated as votes against such proposals. Broker non-votes on such proposals (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote) are treated as shares with respect to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposals.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

         The Company expects that this proxy material will be first mailed to shareholders on or about April 1, 1998.

                               OUTSTANDING SHARES


         Only holders of Common Stock of record at the close of business on March 26, 1998 will be entitled to vote at the Annual Meeting. On March 26, 1998 the Company had 8,800,153 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for the purposes of determining a quorum, without regard to whether the card reflects an abstention (or is left blank) or reflects a broker non-vote on a matter. Holders of shares of Common Stock are not entitled to cumulate voting rights.


                              ELECTION OF DIRECTORS

NOMINATION

         The Company's Bylaws provide that the number of directors that shall constitute the Board of Directors (the "Board") shall be at least one or such other number as may be determined by the Board or the Company's shareholders. At the 1997 Annual Meeting of the Shareholders of the Company, six directors were elected. By resolution of the Board adopted at the meeting held on February 18, 1998, the Board resolved to nominate the same six persons to stand for election at the 1998 Annual Meeting of the Shareholders. Directors elected at the Annual Meeting will hold office until the next regular meeting of shareholders or until their successors are duly elected and qualified.

         All of the nominees are currently members of the Board. The election of each director requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, provided that a quorum consisting of a majority of the voting power of the Company's outstanding shares is represented either in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. The Board intends to vote the proxies solicited on its behalf (other than proxies in which the vote is withheld) for the election of each of the nominees as directors. If prior to the Annual Meeting the Board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by the Board to fill such vacancy, unless a shareholder indicates to the contrary on his or her proxy. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

         The following table sets forth certain information as of March 20, 1998 which has been furnished to the Company by the persons who have been nominated by the Board to serve as directors for the ensuing year.


        NOMINEES                                                                           DIRECTOR
      FOR ELECTION        AGE    PRINCIPAL OCCUPATION                                       SINCE
      ------------        ---    --------------------                                       -----

Joseph C. Levesque        53    Chairman of the Board, President and
                                Chief Executive Officer of the Company                      1986

Darnell L. Boehm          49    Chief Financial Officer and Secretary of the Company        1986

Terrence W. Glarner       54    President of West Concord Ventures, Inc.                    1990


Andrew J. Greenshields    60    President of Pathfinder Venture Capital Funds.              1986


Douglas L. Hemer          51    President of the San Diego Division of the Company          1986


Terrance J. Nagel         43    President and Chief Executive Officer
                                of NOW Technologies, Inc.                                   1996



OTHER INFORMATION ABOUT NOMINEES

         JOSEPH C. LEVESQUE has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since 1986. From 1973 to 1986, Mr. Levesque served in various capacities and most recently as Executive Vice President of Micro Component Technology, Inc., a manufacturer of integrated circuit testers and test handlers. Mr. Levesque was also a director of Arden Industrial Products, Inc., a public company, until it was acquired in August 1997. Mr. Levesque is also a director of TSI Inc., a publicly held maker of measurement and instrumentation equipment, and serves on its compensation committee.


         DARNELL L. BOEHM has served as Chief Financial Officer, Secretary and as a director of the Company since 1986. From December 1994 until July 1995, Mr. Boehm had also assumed executive management responsibilities for the Company's San Diego Division. Mr. Boehm is also the principal of Darnell L. Boehm & Associates, a management consulting firm. From October 1988 to March 1993, Mr. Boehm served as the Acting President of Genesis Labs, Inc., a manufacturer of medical diagnostic products. Mr. Boehm is also a director of Rochester Medical Corporation, a public company, and serves on the audit and compensation committees of such company. Mr. Boehm is also a director of Versa Companies, a privately-held company, and serves on its compensation and audit committees.


         TERRENCE W. GLARNER has served as a director of the Company since March 1990. Since February 1993, Mr. Glarner has been President of West Concord Ventures, Inc. and has been a consultant to North Star Ventures, Inc. ("North Star"), and Norwest Venture Capital. From 1988 to February 1993, Mr. Glarner was President of North Star and North Star Ventures II, Inc. ("North Star II"), an affiliate of North Star. Mr. Glarner is also a director of CIMA Labs, Inc., FSI International, Inc., Datakey, Inc. and Premis Corporation, all of which are public companies. Mr. Glarner also serves on the compensation committee of each of these four companies.

         ANDREW J. GREENSHIELDS served as a director of the Company from July 1984 to October 1985 and has served continuously as a director since October 1986. Mr. Greenshields has been President of Pathfinder Venture Capital Funds ("Pathfinder"), an investment company, since September 1980. Mr. Greenshields is also a partner of Pathfinder Partners II and Pathfinder Partners III, the general partners of Pathfinder Venture Capital Fund II ("Pathfinder II") and Pathfinder Venture Capital Fund III ("Pathfinder III"), respectively, each a Minnesota limited partnership. Pathfinder is also the management company for Pathfinder II and Pathfinder III. Mr. Greenshields also has been a general partner of Spell Capital Partners since November 1997. Mr. Greenshields is also a director and member of the compensation committee of CNS, Inc., a public company.


         DOUGLAS L. HEMER has served as a director of the Company since 1986 and has served as the President of the San Diego Division since February 1, 1997. From May 1, 1996 until February 1, 1997 Mr. Hemer served as the Company's Chief Administrative Officer. Mr. Hemer was a partner in the law firm of Oppenheimer Wolff & Donnelly for over 15 years before joining the Company. Oppenheimer Wolff & Donnelly has provided and is expected to continue to provide legal services to the Company.


         TERRANCE J. NAGEL has served as a director of the Company since June 1996. Mr. Nagel is also the President, Chief Executive Officer and co-founder of NOW Technologies, Inc., a privately held company, a position he has held since 1988.


INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board, which met or took action in writing seven times during the fiscal year ended December 31, 1997. Committees established and maintained by the Board include the Audit Committee and the Compensation Committee.

            The function of the Audit Committee is to review the Company's financial statements, oversee the financial reporting and disclosures prepared by management, make recommendations regarding the Company's financial controls, and confer with the Company's outside auditors. The Audit Committee met once during the fiscal year ended December 31, 1997. Messrs. Glarner, Greenshields and Nagel served as members of the Audit Committee in fiscal 1997.

            The responsibilities of the Compensation Committee include approving the compensation for those officers who are also directors of the Company and setting the terms of and grants of awards under the Company's 1993 Stock Incentive Plan (the "1993 Plan"). The Compensation Committee met or took action in writing 11 times during the fiscal year ended December 31, 1997. Messrs. Glarner, Greenshields and Nagel served as members of the Compensation Committee in fiscal 1997.

            All of the Directors of the Company attended 75% or more of the aggregate meetings of the Board and all such committees on which they served.

COMPENSATION OF DIRECTORS

         DIRECTORS' FEES. Directors of the Company receive no cash compensation for their services as members of the Board, although their out-of-pocket expenses incurred on behalf of the Company are reimbursed.

         AUTOMATIC OPTION GRANT. In September of 1996, the Board of Directors amended the 1993 Plan to eliminate the feature providing for the automatic grant of non-statutory stock options to non-employee directors upon the non-employee director's initial election to the Board. Prior to this amendment to the 1993 Plan in September 1996, the 1993 Plan provided for the automatic grant of non-statutory stock options to purchase 30,000 shares of Common Stock to non-employee directors at an exercise price equal to the fair market value of the Common Stock on the date of grant upon the non-employee director's initial election to the Board. Under the 1993 Plan as amended, therefore, there are no automatic option grants to non-employee directors, although all directors are eligible for the grant of options under the 1993 Plan. Although the Board is not obligated to do so, in the future the Board presently intends to grant non-statutory stock options to purchase 30,000 shares of Common Stock to non-employee directors at an exercise price equal to the fair market value of the Common Stock on the date of grant upon such non-employee director's initial election to the Board, with such options vesting in 20% increments beginning the date of grant and on the first four anniversaries of the date of grant.


                           PRINCIPAL SHAREHOLDERS AND
                       BENEFICIAL OWNERSHIP OF MANAGEMENT

         The table below sets forth information regarding the beneficial ownership of the Common Stock of the Company as of February 20, 1998, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director, nominee and executive officer named in the Summary Compensation Table (set forth herein), and (c) by all executive officers and directors of the Company as a group. The address for all executive officers and directors of the Company is 2350 Helen Street, North St. Paul, Minnesota 55109.

                                   SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)
                                   ---------------------------------------------
NAME                                     AMOUNT                 PERCENT OF CLASS
----                                     ------                 ----------------

Joseph C. Levesque                     202,198 (2)                     2.3%

Darnell L. Boehm                        40,034 (3)                       *

Daniel M. Koch                          64,264 (4)                       *

Gerald C. Clemens                        8,849                           *

Terrence W. Glarner                     40,330 (5)                       *

Andrew J. Greenshields                  22,500 (5)                       *

Douglas L. Hemer                        45,806 (6)                       *

James E. Serley                         37,014 (7)                       *

Terrance J. Nagel                       13,000 (8)                       *

Investment Advisors, Inc.
3700 First Bank Place
Box 357
Minneapolis, MN  55440                 964,100 (9)                     11.0%

U.S. Bancorp.
601 Second Avenue South
Minneapolis, MN 55402-4302             840,390 (10)                     9.6%



Kopp Investment Advisors, Inc.
6600 France Avenue South
Suite 672
Edina, MN 55435                      1,628,464 (11)                    18.3%

Putnam Investments, Inc.
One Post Office Square
Boston. MA  02109                      661,727 (12)                     7.5%

All executive officers and directors
as a group (15 persons)                592,719 (13)                     6.5%

----------------------------
*Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2) Includes options to purchase 105,116 shares of Common Stock exercisable within 60 days.

(3) Includes options to purchase 18,938 shares of Common Stock exercisable within 60 days.

(4) Includes options to purchase 32,188 shares of Common Stock exercisable within 60 days.

(5)      22,500 shares of Common Stock exercisable within 60 days.

(6) Includes options to purchase 32,656 shares of Common Stock exercisable within 60 days.

(7) Includes options to purchase 35,625 shares of Common Stock exercisable within 60 days.

(8) Includes options to purchase 12,000 shares of Common Stock exercisable within 60 days.

(9) Based solely on a Schedule 13G dated January 30, 1998, Investment Advisers, Inc. has sole voting and dispositive power over 737,400 shares, and shared voting and dispositive power over 226,700 shares.


(10) Based solely on a Schedule 13G dated February 9, 1998, includes shares of Common Stock held by The Regional Equity Fund, a mutual fund of First American Investment Funds, Inc., an open-end investment company. U.S. Bancorp (formerly First Bank System, Inc.) ("US Bancorp") has sole voting power over 822,400 shares and shared voting power over 17,590 shares.

         US Bancorp has sole dispositive power over 809,800 shares and shared dispositive power over 17,590 shares.

(11) Based solely on a Schedule 13G dated February 9, 1998, includes 1,398,464 shares of Common Stock held of record by clients of Kopp Investment Advisers, Inc. ("KIA"), for which KIA has shared dispositive power, 210,000 shares of Common Stock over which KIA has sole dispositive power, 403,000 shares over which KIA has sole voting power and 20,000 shares over which LeRoy C. Kopp has sole voting and dispositive power. Mr. LeRoy C. Kopp owns 100% of Kopp Holding Company which owns 100% of KIA.

(12) Based solely on a Schedule 13G dated January 16, 1998, includes 640,999 shares of Common Stock held by Putnam OTC & Emerging Growth Fund, a mutual fund of Putnam Investment Management, Inc. ("PIM"). Putnam Investments, Inc. ("PI"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("MMC"), wholly owns two registered investment advisers: PIM (which is the investment adviser to the Putnam family of mutual funds) and The Putnam Advisory Company, Inc. ("PAC"). PIM, PAC and PI have shared voting and dispositive over 661,727 shares.

(13) Includes options to purchase 324,924 shares of Common Stock exercisable within 60 days.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                LONG-TERM
                                                ----------------------------           COMPENSATION
NAME AND                                                                           SECURITIES UNDERLYING    ALL OTHER
PRINCIPAL POSITION              YEAR            SALARY ($)         BONUS($)(1)           OPTIONS(#)      COMPENSATION($)(2)
------------------              ----            --------            --------             -------             --------
Joseph C. Levesque              1997            $189,000            $ 80,714                --              $  4,500
PRESIDENT AND CHIEF             1996             187,385              51,640             200,000               4,750
EXECUTIVE OFFICER               1995             174,769              86,975                --  (3)            5,680

Douglas L. Hemer (4)            1997            $125,000            $ 54,750                --              $  4,662
PRESIDENT--                     1996              80,769              27,500              52,500                --
SAN DIEGO DIVISION              1995                --                  --                  --                  --


James E. Serley (5)
VICE PRESIDENT AND              1997            $ 99,800            $ 39,521              15,000            $  3,908
GENERAL MANAGER --              1996              98,669              27,151                --                 3,811
IC HANDLING PRODUCTS            1995              45,000              21,025              60,000                --


Daniel M. Koch                  1997            $123,400            $ 62,440                --              $  4,569




VICE PRESIDENT--                1996             122,431              21,108               7,500               4,413
WORLDWIDE SALES                 1995             114,769              63,105                --  (3)            5,463

Gerald C. Clemens
VICE PRESIDENT--                1997            $112,800            $ 32,261                --              $  4,139
RELIABILITY TEST                1996             111,669              32,068                --                 4,178
PRODUCTS                        1995             103,000              44,033                --                 3,799

-------------------------


(1) Cash bonuses and sales commissions for services rendered have been included as compensation for the year earned, even though a portion of such bonuses and sales commissions were actually paid in the following year. Such bonuses and sales commissions were payable pursuant to each executive's individual bonus arrangement, which is based upon the achievement of certain individual and Company goals.

(2) Represents amounts of matching contributions made by the Company to the officers' respective 401(k) accounts.

(3) The options received in 1996 by each of Messrs. Levesque and Koch represent options originally granted to such individuals in 1995 that were repriced in September 1996.

(4)      Mr. Hemer joined the Company in May 1996.


(5)      Mr. Serley has resigned from the Company effective March 31, 1998.



OPTION GRANTS

         The following table summarizes option grants during fiscal 1997 to the executive officers named in the Summary Compensation Table and the potential realizable value of the options held by such person at December 31, 1997.

                              OPTION GRANTS IN 1997


                                                                                                POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                        NUMBER OF          PERCENT OF                                           ANNUAL RATES OF STOCK
                       SECURITIES         TOTAL OPTIONS                                           PRICE APPRECIATION
                       UNDERLYING          GRANTED TO          EXERCISE OR                       FOR OPTION TERM (1)
                         OPTIONS          EMPLOYEES IN         BASE PRICE     EXPIRATION        ---------------------
NAME                  GRANTED(#)(2)        FISCAL YEAR         ($/SHARE)         DATE           5%                10%
-----                 -------------           ----             ---------         ----           --                ---
James E. Serley          15,000               4.2%             $16.6250        5/20/02       $68,898           $152,246
------------------------------


(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued involvement with the Company. The amounts represented in this table will not necessarily be achieved.

(2) All options shown reflect the amendment and repricing of existing options. The 1993 Plan is administered by the Compensation Committee (the "Committee"). The options set forth above vest in 1/48th increments on the 20th of each month commencing on June 20, 1997. In the event a "change in control" of the Company occurs, then, if approved by the Committee, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the Company or any subsidiary. For purposes of the 1993 Plan, a "change in control" of the Company will be deemed to have occurred upon (i) a sale or other transfer of substantially all of the assets of the Company to an entity that is not controlled by the Company, (ii) a merger or consolidation to which the Company is a party if, after such merger or consolidation, the Company's shareholders do not beneficially own more than 80% of the combined voting power of the surviving corporation's outstanding voting securities, (iii) any person becoming the beneficial owner of 40% or more of the combined voting power of the Company's outstanding securities, or (iv) a change in the composition of the Board such that the individuals constituting the Board on the effective date of the 1993 Plan cease for any reason to constitute at least a majority of the Board (with exceptions for individuals who are nominated or otherwise approved by the current Board). The payment of an option exercise price may be made either in cash or, subject to the discretion of the Committee, in shares of Common Stock.

OPTION EXERCISES

         The following table summarizes option exercises during fiscal 1997 and the number and value of options held by the executive officers named in the Summary Compensation Table as of December 31, 1997.

       AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES


                                                                       NUMBER OF                       VALUE OF UNEXERCISED
                                              VALUE              UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS
                       SHARES ACQUIRED ON   REALIZED              DECEMBER 31, 1997(#)              AT DECEMBER 31, 1997($)(1)
                                            ---------             ---------------------             --------------------------
            NAME          EXERCISE (#)       ($)(2)            EXERCISABLE    UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
            ----          ------------       ------            -----------    -------------      -----------      -------------
Joseph C. Levesque           75,000         $1,101,978        80,012           109,375           $688,616           $880,468

Douglas L. Hemer             15,000            179,063        32,656            27,344            280,272            211,916

James E. Serley               7,500            110,156        28,125            24,375            217,969            188,906

Daniel M. Koch               20,000            220,000        28,750             7,500            310,156             70,781

Gerald C. Clemens            35,000            364,063          ---               ---                ---                ---


(1) Based on the December 31, 1997 closing price of the Common Stock of $18.00.

(2) The "Value Realized" and the "Value of Unexercised In-the-Money Options" amounts are calculated based on the excess of the market value of the Common Stock on the date of exercise or December 31, 1997, respectively, over the exercise price. The exercise price of options may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the day prior to the date of exercise. In addition, at the discretion of the Compensation Committee the exercise price of options granted may be paid pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

EMPLOYMENT AGREEMENT

         Pursuant to an employment agreement, effective April 1, 1986, between the Company and Mr. Levesque, the President and Chief Executive Officer of the Company, Mr. Levesque is entitled to receive six months salary as severance pay in the event of an involuntary termination (including by reason of death or disability but excluding termination for cause). In the event of voluntary termination, the Company may elect to pay Mr. Levesque severance pay for any portion of the employment period remaining after notice of termination in lieu of continued employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors approves the compensation for executive officers who are also directors of the Company and acts on such other matters relating to their compensation as it deems appropriate. During fiscal 1997, Mr. Levesque, the Company's Chairman of the Board, President and Chief Executive Officer, Mr. Boehm, the Company's Chief Financial Officer and Secretary, and Mr. Hemer, the President of the Company's San Diego Division, were the only executive officers who were also directors of the Company. The Compensation Committee consists of at least two non-employee directors and meets at least once per year. The members of the Compensation Committee during fiscal 1997 were Messrs. Glarner, Greenshields and Nagel. Mr. Levesque, as the Company's President and Chief Executive Officer, establishes the compensation of all executive officers who are not also directors of the Company. The Compensation Committee also administers, with respect to all eligible recipients, the Company's stock option plans and determines the participants in such plans and the amount, timing and other terms and conditions of awards under such plans.

         COMPENSATION PHILOSOPHY AND OBJECTIVES. The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the Company and the individual executive officers, and the attainment of predetermined corporate goals. The primary objectives of the Company's executive compensation program are to:

         * Reward the achievement of desired Company and individual performance goals.

         * Provide compensation that enables the Company to attract and retain key executives.

         * Provide compensation opportunities that are linked to the performance of the Company and that directly link the interests of executives with the interests of shareholders.

         The Company's executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size. In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, both separately and in relation to other companies competing in the Company's markets, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, historical compensation levels and stock awards at the Company, and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

         EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of the compensation program are discussed more fully below.

         BASE SALARY. Base pay levels of executives, including the Chief Executive Officer, are determined by the potential impact of the individual on the Company and its performance, the skills and experiences required by the position, the individual performance and potential of the executive and the Company's overall performance. Base salaries for executives are evaluated and adjusted annually. A portion of each executive officer's base salary (including the Chief Executive Officer) is determined based on a formula related to Company revenue, and may be increased or decreased during the year based upon actual Company revenue levels.


         BONUSES. The Company also may pay bonuses to executive officers, including the Chief Executive Officer, as part of its executive compensation program. The purpose of the cash bonus component of the executive compensation program is to provide a direct financial incentive for executives who help the Company achieve certain Company financial objectives and who meet individual performance goals. In fiscal 1997, bonuses were awarded to senior executives based upon achievement of an individual's personal goals as well as the achievement of corporate profitability goals. The Chief Executive Officer was awarded a bonus for 1997 due to the initiation and completion of two significant acquisitions and the achievement of overall operating goals including profitability, revenue growth and expense control. The Compensation Committee has determined that potential bonuses in fiscal 1998 will range from 0% to 50% of base salary (excluding sales commissions) for all executive officers, including the Chief Executive Officer.

         LONG-TERM INCENTIVE COMPENSATION. Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the shareholders. The number of stock options granted to executives, including the Chief Executive Officer, is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in the Company's industry, the number of options previously granted and individual and Company performance during the year.


         SECTION 162(m). The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"), limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

            CHIEF EXECUTIVE OFFICER                 COMPENSATION COMMITTEE
            Joseph C. Levesque                      Terrence W. Glarner
                                                    Andrew J. Greenshields
                                                    Terrance J. Nagel

STOCK PERFORMANCE GRAPH

         In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares the yearly cumulative total shareholder return on the Company's Common Stock on the Nasdaq National Market since the date of the Company's initial public offering, completed in August 1993, with the yearly cumulative total return over the same period of the Nasdaq Stock Market (U.S. Companies) Index and of a self-determined group of peer companies (the "Peer Group"). The Peer Group consists of Electroglas Inc., Aseco Corporation, Teradyne Inc., Cohu, Inc. and Micro Component Technology, Inc. The comparison assumes the investment of $100 in Common Stock, the Nasdaq Stock Market (U.S. Companies) Index and the Peer Group at the beginning of the period and assumes reinvestment of all dividends.

------------------------------------------------------------------------------
                    Aug-93    Dec-93     Dec-94    Dec-95   Dec-96    Dec-97
------------------------------------------------------------------------------
        ATRM        $100.00   $115.71   $131.43   $342.85   $227.15   $308.56
------------------------------------------------------------------------------
        Peers       $100.00   $ 99.30   $106.69   $168.98   $151.30   $184.91
------------------------------------------------------------------------------
       Nasdaq       $100.00   $108.64   $106.20   $150.19   $184.73   $226.68
------------------------------------------------------------------------------

            PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION
             TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY
                                 PROPOSAL NO. 2

INTRODUCTION


         At present, the Restated Articles of Incorporation of the Company authorize the issuance of 16,000,000 shares of Common Stock, $.001 par value. As of March 26, 1998, 8,800,153 shares of the Company's authorized shares of Common Stock were issued and outstanding and 7,199,847 shares were authorized but unissued. Of the 7,199,847 shares of Common Stock that were authorized and unissued, 1,008,309 shares are reserved for issuance pursuant to outstanding options and warrants of the Company. Accordingly, as of March 26, 1998, there were 6,191,538 shares of Common Stock available for issuance or sale by the Company other than those issuable as described above.

            The Board of Directors has unanimously proposed that the Company amend its Restated Articles of Incorporation to increase the authorized number of shares of common stock from 16,000,000 to 30,000,000 shares and that this amendment should be presented to the Company's shareholders at the Annual Meeting. If this amendment is approved by the shareholders, 20,191,538 shares of Common Stock will be authorized for issuance and unreserved immediately after the Annual Meeting. The number of shares of undesignated shares authorized under the Restated Articles of Incorporation, which is currently 2,000,000 shares, will not be changed by this amendment. At the Annual Meeting, the shareholders of the Company are being asked to approve this amendment.


PURPOSE AND EFFECTS OF THE PROPOSED AMENDMENT


         The Board of Directors believes that it is necessary and desirable to increase the number of shares of Common Stock the Company is authorized to issue to give the Board additional flexibility to declare stock splits or dividends, adopt additional future employee benefit plans and make acquisitions through the use of stock. The Company's Asset Purchase Agreement with Web Technology Inc. dated March 20, 1998, providing for the Company's purchase of the assets of the equipment business of Web Technology Inc., and scheduled to close April 1, 1998, provides for issuance of 900,000 shares of Common Stock as part of the purchase price thereunder. The Board of Directors has no other immediate plans, understandings or agreements or commitments to issue additional shares of Common Stock for any of these purposes, except as permitted or required by outstanding options and additional options which may be granted from time to time under the 1993 Plan. The flexibility inherent in having the authority to issue shares of Common Stock will, in the opinion of the Board of Directors, be advantageous to the Company in any negotiations involving the issuance of such stock. If the shareholders failed to approve the proposed amendment and authorization of the additional shares of Common Stock were deferred until a specific need existed, the time and expense required in connection with obtaining the necessary shareholder action for each proposed issuance could deprive the Company of flexibility that the Board of Directors believes will result in the most efficient use of such shares. If this proposed amendment is adopted, no additional action or authorization by the Company's shareholders will be necessary prior to the issuance of such additional shares, unless required by applicable law or regulation, or unless deemed desirable or advisable by the Board of Directors.


         If adopted, the proposal will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of Common Stock. Under the Company's Restated Articles of

Incorporation, the shareholders of the Company do not have preemptive rights with respect to the Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such additional shares of Common Stock.

         Although the Board of Directors is proposing this amendment to the Company's Restated Articles of Incorporation for the reasons stated above, the amendment could, under certain circumstances, discourage or make more difficult an attempt by a person or organization to gain control of the Company by tender offer or proxy contest, or to consummate a merger or consolidation with the Company after acquiring control, and to remove incumbent management, even if such transactions were favorable to the shareholders of the Company. Issuance of shares of Common Stock in a private placement to a person sympathetic to management and opposed to any attempt to gain control of the Company could make a change in control of the Company more difficult. Accordingly, this proposal to amend the Company's Restated Articles of Incorporation may be deemed (under certain circumstances which may or may not occur) to be an anti-takeover measure. However, the proposal is not being presented as an anti-takeover measure.

PROPOSED RESOLUTION

         A resolution in substantially the following form will be submitted to the shareholders at the Annual Meeting:

         RESOLVED, That the first sentence of Section 6.1 in Article 6 of the Company's Restated Articles of Incorporation is amended in its entirety to read as follows:

                    "The aggregate number of shares which the corporation shall have the authority to issue shall be Thirty-Two Million (32,000,000), $.001 par value per share, of which Thirty Million (30,000,000) shall be common voting shares and Two Million (2,000,000) shall be undesignated shares."

         RESOLVED FURTHER, That the appropriate officers of the Company are authorized and directed to make, execute, acknowledge and file such certificates and documents as may be required by law with respect to the foregoing resolutions.

BOARD OF DIRECTORS' RECOMMENDATION

         The Board of Directors recommends a vote FOR approval of this amendment. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, provided a quorum is present at the meeting in person or by proxy, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the approval of this amendment.

                              SELECTION OF AUDITORS

         The Company does not intend to request that the shareholders approve the selection of Price Waterhouse LLP, independent public accountants, for fiscal 1998. The Company has requested and expects, however, a representative of Price Waterhouse LLP to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all
Section 16(a) forms they file. Based upon a review of the copies of such reports furnished to the Company and written representations, the Company believes that for the year ended December 31, 1997, none of its directors, officers or beneficial owners of greater than 10% of the Company's Common Stock failed to file on a timely basis the form required by Section 16 of the Exchange Act, except that the Form 3s for the following persons were filed after their respective due dates: Kenneth R. Lee, John J. Pollock, Lee A. Schafer and Steven
R. Weisbrod.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING


         Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or before December 1, 1998.


                                 OTHER BUSINESS

         The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                                  MISCELLANEOUS

         THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF MARCH 26, 1998, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: AETRIUM INCORPORATED, 2350 HELEN STREET, NORTH ST. PAUL, MINNESOTA 55109; ATTN.: SHAREHOLDER INFORMATION.

                                           By Order of the Board of Directors


                                           /s/ Joseph C. Levesque


                                           Joseph C. Levesque
                                           CHAIRMAN OF THE BOARD,
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
Dated: April 1, 1998
North St. Paul, Minnesota

                              AETRIUM INCORPORATED

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Joseph C. Levesque and Darnell L. Boehm, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Aetrium Incorporated held of record by the undersigned on March 26, 1998, at the Annual Meeting of Shareholders to be held on May 19, 1998, or any adjournment thereof.

1. ELECTION OF DIRECTORS.

[ ] FOR ALL                    [ ] WITHHOLD ALL   [ ] FOR ALL (Except nominee(s)
                                                      written below)
                                                  ______________________________




          JOSEPH C. LEVESQUE           ANDREW J. GREENSHIELDS
          DARNELL L. BOEHM             DOUGLAS L. HEMER
          TERRENCE W. GLARNER          TERRANCE J. NAGEL

2. PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

         [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                              Dated:_________________, 1998


                                        ________________________________________
                                                       Signature



                                        ________________________________________
                                                Signature if held jointly



--------------------------------------------------------------------------------
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